Exhibit 99.1

GWG HOLDINGS, Inc. ReportS Results for THE FOURTH Quarter AND FULL YEAR ENDED DECEMBER 31, 2019

DALLAS – March 31, 2020 – GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, announced on March 27, 2020 its financial and operating results in its Annual Report on Form 10-K for the fourth quarter and full year ended December 31, 2019.

Recent Corporate Events

●	On December 31, 2019, GWGH and The Beneficient Company Group, L.P. (Ben LP) and related entities (collectively, Ben) completed transactions that resulted in GWGH and Ben being consolidated for accounting and financial reporting purposes:

o	GWGH acquired the right to appoint a majority of the board of directors of Beneficient Management, L.L.C., the general partner of Ben LP.
o	The consolidation resulted in a balance sheet with $3.6 billion of total assets, $1.8 billion of total liabilities and $1.8 billion of total equity, including redeemable non-controlling interests.
o	The $3.6 billion of consolidated total assets includes $2.4 billion of goodwill resulting from business combination accounting.
o	GWGH recognized a pre-tax gain of $249.7 million related to the increase in the value of GWGH’s pre-existing investment in Ben, due to a one-time remeasurement arising from the change-in-control of Ben.
o	All employees at GWGH and Ben are now under one corporate structure with the headquarters of the consolidated company in Dallas.

●	Corporate events occurring in Q1 2020:

o	Reported life insurance policy realizations of $24.2 million from 18 policies through March 27, 2020.
o	Given the uncertainty of the full financial and social impact of the COVID-19 pandemic, management has taken actions to ensure clients will have continued access to their investments and the Company’s services. As discussed in our recent press release, GWGH believes our portfolio of life insurance policies in conjunction with Ben’s diversified loan portfolio positions are well positioned to withstand periods of volatility and negative performance in the stock and bond markets.

Fourth Quarter and Full Year 2019 Financial and Operating Highlights

●	Reported 2019 net income of $91.2 million due to a one-time remeasurement of GWGH’s investment in Ben arising from the change-in-control, which resulted in basic and diluted earnings per share of $2.76 and $2.65, respectively. This is the first reported profit since GWGH began trading on Nasdaq in 2014.

●	Reported continued record realizations from our life insurance portfolio:
o	Realized $44.2 million of face amount of policy benefits from 25 life insurance policies during the quarter.
o	Total 2019 realizations of $125.1 million from 86 policies compared to $71.1 million from 62 policies for 2018.
o	Ended the quarter with a life insurance portfolio of $2.0 billion in face amount of policy benefits consisting of 1,151 policies.

●	Continued developments raising capital to fund business through the L Bond investment product:

o	L Bond sales for fourth quarter of $125.2 million.
o	Hired five new sales executives with strong experience in the sales and marketing of alternative investments; added two new territories for the more than 120 independent broker-dealers and RIAs who offer GWGH’s investment products.

●	Continued shift in focus to investment in Beneficient and management of the existing $2 billion portfolio of life insurance policies and away from new life insurance policy acquisition. As part of that strategic shift, GWGH has ended our Life Care Exchange program for purchasing policies.

●	Reported total liquidity (cash, restricted cash, policy benefits receivable and fees receivable) of $151.5 million at December 31, 2019.

“2019 was a pivotal year for the organization,” said Murray Holland, GWGH’s Chief Executive Officer. “In consolidating the two companies’ financial statements, we have in place the key pieces we need to provide solutions to a growing market of investors who need liquidity. The expanded balance sheet and reduced debt ratios of the combined companies are important steps for GWGH, its investors, and clients.”

1.	Financial & Operating Highlights

($ Thousands except per share information)	Q4 2019	Q4 2018	FY 2019	FY 2018
Revenue	$20,838	$(60,184)	$92,276	$(390)
Expenses	44,458	39,528	171,873	119,079
Income Tax Expense	57,933	—	57,933	—
Earnings (Loss) from Equity Method Investments	(3,706)	18	(4,077)	18
Gain on Consolidation of Equity Method Investment	249,716	—	249,716	—
Net Income (Loss)	164,457	(99,694)	108,109	(119,451)
Preferred Stock Dividends	4,137	4,306	16,943	16,663
Net Income Attributable to Common Shareholders	160,320	(104,000)	91,166	(136,114)
Per Share Data:
Net Income (Loss)[1]	4.56	(15.16)	2.65	(22.32)
Capital Raised (L Bonds)	125,158	97,883	403,397	370,203
Liquidity[2]	151,530	141,897	151,530	141,897
Life Insurance Portfolio[3]	2,020,973	2,047,992	2,020,973	2,047,992
Life Insurance Acquired[3]	995	107,478	97,316	440,569
Face Value of Matured Policies	44,221	20,991	125,148	71,090
TTM Benefits / Premiums[4]	196.0%	135.0%	166.0%	135.0%

(1)	Per diluted common share outstanding
(2)	Includes cash, restricted cash, policy benefits receivable and fees receivable
(3)	Face amount of policy benefits
(4)	The ratio of policy benefits realized to premiums paid on a trailing twelve month (TTM) basis

2.	Revenue and Expense Discussion

Fourth Quarter 2019 vs. Fourth Quarter 2018:

●	Total revenue was $20.8 million in the current period, compared to ($60.2) million in the prior period primarily due to:

o	A net charge of $87.1 million in Q4 2018 resulting from the adoption of a new life insurance portfolio valuation methodology.
o	Unrealized gain on acquisition was $6.1 million lower, reflecting lower policy acquisition volume – $1.0 million of face value acquired in the current period compared to $30.1 million in the prior period.
o	Net revenue recognized at matured policy event was $11.5 million higher due to increased realization of policy benefits – $44.2 million of life insurance policy benefits realized in the current period compared to $21.0 million in the prior period.
o	Change in estimated probabilistic cash flows net of premium and fees was $7.0 million lower.
o	Loss attributed to change in life expectancy evaluation was $2.3 higher.
o	Net interest income on the Company’s commercial loan, exchange note, and Liquid Trust note was $2.4 million lower.
o	Other interest income increased $0.2 million.

●	Total expenses were $45.1 million in the current period, compared to $39.5 million in the prior period primarily due to:

o	Interest and fees increased by $6.0 million. This increase was driven by increased interest on L Bonds of $6.2 million as a result of additional amounts outstanding, partially offset by a decrease in interest on the Company’s senior credit facility of $0.2 million.
o	Operating expenses decreased by $0.4 million. Compensation and professional expenses increased by $3.0 million and $0.8 million, respectively, primarily resulting from performance share unit expense and retention incentives associated with the Purchase and Contribution transaction (the strategic transaction with Ben which occurred in April 2019), as well as increases in legal, audit and other professional fees. Other expenses decreased by $4.2 million due to a decrease in bad debt expense related to a specific life insurance policy that we deemed uncollectable in 2018.

Full Year 2019 vs. Full Year 2018:

●	Total revenue was $92.3 million in the current period, compared to ($0.4) million in the prior period primarily due to:

o	A net charge of $87.1 million in 2018 resulting from the adoption of a new life insurance portfolio valuation methodology.
o	Net revenue recognized at matured policy event was $40.6 million higher, charges on life expectancy updates were $2.5 million lower, unrealized gain on acquisition was $21.1 million lower (as a result of lower life insurance purchases), and a change in estimated probabilistic cash flows net of premiums and fees and change in life expectancy was $19.7 million lower as compared to the prior period.
o	Interest income from the commercial loan, exchangeable note, and Liquid Trust promissory note increased $3.1 million and other income increased $0.2 million.

●	Total expenses were $171.9 million in the current period, compared to $119.1 million in the prior period primarily due to:

o	Interest and fees increased by $34.7 million year over year. Outstanding L Bonds increased over this time period resulting in $22.7 million of additional interest expense, Seller Trust L Bonds, which were issued in August 2018, increased interest expense by $16.7 million and senior credit facility interest decreased by $4.7 million.
o	Operating expenses increased by $18.8 million. Compensation and professional expenses increased by $10.9 million and $7.3 million, respectively, primarily resulting from performance share unit expense and retention incentives associated with the Purchase and Contribution transaction, as well as increases in legal and professional fees.

3.	Life Insurance Portfolio Statistics

Portfolio Summary:

Total life insurance portfolio face value of policy benefits (in thousands)	$2,020,973
Average face value per policy (in thousands)	$1,756
Average face value per insured life (in thousands)	$1,883
Weighted average age of insured (years)*	82.4
Weighted average life expectancy estimate (years)*	7.2
Total number of policies	1,151
Number of unique lives	1,073
Demographics	74% Male; 26% Female
Number of smokers	48
Largest policy as % of total portfolio face value	0.66%
Average policy as % of total portfolio face value	0.09%
Average annual premium as % of face value	3.3%

*	Averages presented in the table are weighted averages.

Distribution of Policies and Benefits by Current Age of Insured:

				Percentage of Total
Min Age	Max Age	Number of Policies	Policy Benefits (in thousands)	Number of Policies	Policy Benefits	Wtd. Avg. LE (years)
95	101	17	$34,402	1.5%	1.7%	2.2
90	94	145	283,442	12.6%	14.0%	3.3
85	89	238	556,090	20.7%	27.5%	5.0
80	84	251	463,047	21.8%	22.9%	7.7
75	79	224	347,952	19.4%	17.2%	9.8
70	74	205	264,496	17.8%	13.1%	11.0
60	69	71	71,544	6.2%	3.6%	11.4
Total		1,151	$2,020,973	100.0%	100.0%	7.2

4.	Life Insurance Policy Originations

Life Insurance Portfolio Activity:

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018

Total policy benefits purchased (in thousands)	$995	$107,478	$97,316	$440,569
Life insurance policies purchased	2	85	83	318
Average policy benefit purchased (in thousands)	$497	$1,264	$1,172	$1,385
Direct policy benefits purchased (in thousands)	$—	$12,870	$19,397	$42,432
Direct insurance policies purchased	—	12	27	51

5.	Ben’s Collateral Portfolio Information

As of December 31, 2019, Ben’s loan portfolio had exposure to 117 professionally managed alternative investment funds, comprised of 362 underlying investments, and approximately 96 percent of Ben’s loan portfolio was backed by investments in private companies. Ben’s loan portfolio diversification spans across these industry sectors, investment strategy types and geographic regions:

Assets in the collateral portfolio consist primarily of interests in alternative investment vehicles (also referred to as “funds”) that are managed by a group of U.S. and non-U.S. based alternative asset management firms that invest in a variety of financial markets and utilize a variety of investment strategies. The vintages of the funds in the collateral portfolio as of December 31, 2019 ranged from 1998 to 2011.

6.	Additional Information

Gain (Loss) on Life Insurance Policies (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Change in estimated probabilistic cash flows(1)	$15,025	$19,961	$67,186	$75,444
Unrealized gain on acquisitions(2)	146	6,227	6,921	28,017
Premiums and other annual fees	(16,522)	(14,417)	(65,577)	(54,087)
Change in discount rates(3)(4)	—	—	—	—
Change in life expectancy evaluation(5)	(2,332)	—	(2,332)	(4,890)
Change in life expectancy evaluation methodology(6)	—	(87,100)	—	(87,100)
Face value of matured policies	44,221	71,090	125,148	71,090
Fair value of matured policies	(24,436)	(12,696)	(56,026)	(42,579)
Gain (loss) on life insurance policies, net	$16,102	$(67,035)	$75,320	$(14,105)

(1)	Change in fair value of expected future cash flows relating to the investment in life insurance policies that are not specifically attributable to changes in life expectancy, discount rate changes or policy maturity events.
(2)	Gain resulting from fair value in excess of the purchase price for life insurance policies acquired during the reporting period.
(3)	The discount rate applied to estimate the fair value of the portfolio of life insurance policies we own was 8.25% at the end of all periods presented.
(4)	The discount rate of 8.25% is based on the “longest life expectancy” methodology, which was adopted at December 31, 2018.
(5)	The change in fair value due to updating life expectancy estimates on certain life insurance policies in the portfolio.
(6)	The change in fair value due to the adoption of the Longest Life Expectancy methodology on life insurance policies in portfolio, partially offset by the impact of a decrease in the discount rate.

Policy Benefits Realized and Premiums Paid (TTM):

Quarter End Date	Portfolio Face Amount ($ in thousands)	12-Month Trailing Benefits Realized ($ in thousands)	12-Month Trailing Premiums Paid ($ in thousands)	12-Month Trailing Benefits/Premium Coverage Ratio
September 30, 2015	$878,882	$4,482	$25,313	175.7%
December 31, 2015	944,844	31,232	26,650	117.2%
March 31, 2016	1,027,821	21,845	28,771	75.9%
June 30, 2016	1,154,798	30,924	31,891	97.0%
September 30, 2016	1,272,078	35,867	37,055	96.8%
December 31, 2016	1,361,675	48,452	40,239	120.4%
March 31, 2017	1,447,558	48,189	42,753	112.7%
June 30, 2017	1,525,363	49,295	45,414	108.5%
September 30, 2017	1,622,627	53,742	46,559	115.4%
December 31, 2017	1,676,148	64,719	52,263	123.8%
March 31, 2018	1,758,066	60,248	53,169	113.3%
June 30, 2018	1,849,079	76,936	53,886	142.8%
September 30, 2018	1,961,598	75,161	55,365	135.8%
December 31, 2018	2,047,992	71,090	52,675	135.0%
March 31, 2019	2,098,428	87,045	56,227	154.8%
June 30, 2019	2,088,445	82,421	59,454	138.6%
September 30, 2019	2,064,156	101,918	61,805	164.9%
December 31, 2019	2,020,973	125,148	63,851	196.0%

Webcast/Conference Call Details

Management will host a webcast/conference call Tuesday, March 31, 2020 at 4:30 p.m. EDT to discuss our financial and operating results. The webcast will give viewers audio and access to PowerPoint slides that illustrate points made during the call. To register for the call and webcast, go to http://get.gwgh.com/q42019webcastinvite.

After the webcast is completed, a replay of it can be accessed at http://get.gwgh.com/q42019webcast.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, is the parent company of GWG Life, which owns a portfolio of $2.02 billion in face value of life insurance policy benefits as of December 31, 2019. GWGH has executed a series of strategic transactions with The Beneficient Company Group, L.P., a financial services company providing proprietary liquidity solutions to owners of alternative assets, resulting in the closer alignment of the two companies.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements that we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2020. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 787-5744

dcallahan@gwgh.com

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$79,073	$114,587
Restricted cash	20,258	10,849
Investment in life insurance policies, at fair value	796,039	747,922
Life insurance policy benefits receivable, net	23,031	16,461
Loan receivables	232,344	—
Fees receivable	29,168	—
Financing receivables from affiliates	67,153	184,769
Equity method investment	1,761	360,842
Other assets	28,374	45,437
Goodwill	2,358,005	—
TOTAL ASSETS	$3,635,206	$1,480,867

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Senior credit facility with LNV Corporation	$174,390	$148,978
L Bonds	926,638	651,403
Seller Trust L Bonds	366,892	366,892
Other borrowings	153,086	—
Interest and dividends payable	16,516	18,555
Deferred revenue	41,444	—
Accounts payable and accrued expenses	27,836	13,981
Deferred tax liability	57,923	13,981
TOTAL LIABILITIES	1,764,725	1,199,809

Redeemable non-controlling interests	1,269,654	—

STOCKHOLDERS’ EQUITY

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 84,636 and 97,524; liquidation preference of $85,130 and $98,093 as of December 31, 2019 and 2018, respectively)	74,023	86,910
SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 147,164 and 148,359; liquidation preference of $148,023 and $149,225 as of December 31, 2019 and 2018, respectively)	127,868	129,063
COMMON STOCK
(par value $0.001; shares authorized 210,000,000; shares issued and outstanding 30,533,793 as of December 31, 2019 and 33,018,161 as of December 31, 2018)	33	33
Common stock in treasury, at cost, 2,500,000 shares as of December 31, 2019	(24,550)	—
Additional paid-in capital	233,108	249,662
Accumulated deficit	(76,501)	(184,610)
TOTAL GWG HOLDINGS STOCKHOLDERS’ EQUITY	333,979	281,058
Non-controlling interests	266,848	—
TOTAL STOCKHOLDERS’ EQUITY	600,827	281,058
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$3,635,206	$1,480,867

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands)

	Three Months Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
REVENUE
Gain (loss) on life insurance policies, net	$16,101	$(67,035)	$75,320	$(14,104)
Interest and other income	4,737	6,851	16,956	13,714
TOTAL REVENUE	20,838	(60,184)	92,276	(390)

EXPENSES
Interest expense	31,093	25,125	114,844	80,136
Employee compensation and benefits	7,224	4,880	28,309	17,407
Legal and professional fees	2,561	1,790	12,824	5,541
Other expenses	3,580	7,732	15,896	15,995
TOTAL EXPENSES	44,458	39,527	171,873	119,079

INCOME (LOSS) BEFORE INCOME TAXES	(23,620)	(99,711)	(79,597)	(119,469)
INCOME TAX EXPENSE (BENEFIT)	57,933	—	57,933	—

NET INCOME (LOSS) BEFORE EARNINGS (LOSS) FROM EQUITY METHOD INVESTMENT	(81,553)	(99,711)	(137,530)	(119,469)

Earnings (loss) from equity method investment	(3,706)	18	(4,077)	18
Gain on consolidation of equity method investment	249,716	—	249,716	—

NET INCOME (LOSS)	164,457	(99,693)	108,109	(119,451)

Preferred stock dividends	4,137	4,304	16,943	16,663
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$160,320	$(104,000)	$91,166	$(136,114)
NET INCOME (LOSS) PER COMMON SHARE
Basic	$4.85	$(15.16)	$2.76	$(22.32)
Diluted	$4.56	$(15.16)	$2.65	$(22.32)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	33,033,536	6,861,799	33,016,007	6,098,208
Diluted	35,135,436	6,861,799	35,219,442	6,098,208